UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 12, 2013

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902

(Address of principal executive offices) (Zip Code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

On July 12, 2013, Hardinge Holdings GmbH (“Holdings”), a direct wholly-owned subsidiary of Hardinge Inc. (the “Company”) and L. Kellenberger & Co. AG, an indirect wholly-owned subsidiary of the Company (“Kellenberger”, and together with Holdings, the “Borrower”), entered into a Credit Facilities Agreement with Credit Suisse AG (the “Lender”) whereby the Lender has made available CHF 2,550,000 (approximately $2.7 million) mortgage loan facility (“Facility A”) and a CHF 18,000,000 (approximately $19.0 million) multi-currency revolving working capital facility (“Facility B”) for the purposes described below.

Facility A is to be used by Kellenberger and replaces an existing mortgage loan that Kellenberger maintained with the Lender. Interest on Facility A accrues at a fixed rate of 2.50% per annum, compared to 2.65% fixed interest rate on the existing mortgage loan. Effective as of December 2013, payments of principal in the amount of CHF 150,000 (approximately $0.2 million) will due on June 30 and December 31 in each year of the term, with the remaining outstanding balance of principal and accrued interest due in full at the final maturity date of December 23, 2016.

Facility B is to be used by Holdings and its subsidiaries (collectively, the “Holdings Group”) for general corporate and working capital purposes, including without limitation standby letters of credits and standby letters of guarantee. In addition to Swiss Francs, loan proceeds available under Facility B can be drawn upon in Euros, British Pounds Sterling and United States Dollars (“Optional Currencies”).  Under the terms of Facility B, the maximum amount of borrowings available to Holdings Group (on an aggregate basis) under the facility for working capital purposes shall not exceed CHF 8,000,000 (approximately $8.4 million) or its equivalent in Optional Currencies, as applicable. The interest rate on the borrowings drawn in the form of fixed term advances (excluding Euro-based fixed term advances) is calculated based on the applicable London Interbank Offered Rate (“LIBOR”). With respect to fixed term advances in Euros, the interest rate on borrowings is calculated based on the applicable Euro Interbank Offered Rate (“EURIBOR”), plus an applicable margin, (initially set at 2.25% per annum) that is determined by the Lender based on the financial performance of the Borrower.

The terms of the credit facilities also contain customary representations, affirmative, negative and financial covenants and events of default. The credit facilities are also secured by a series of mortgage notes in an aggregate amount of CHF 9,175,000 on two buildings owned by Kellenberger. In addition to the mortgage notes provided by Kellenberger to the Lender, Holdings serves as a guarantor with respect to Facility B.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

10.1                                                                        Credit Facilities Agreement dated July 12, 2013 between Hardinge Holdings GmbH, L. Kellenberger & Co. AG and Credit Suisse AG.

10.2                                                                        Collateral Agreement dated July 12, 2013 between L. Kellenberger & Co. AG and Credit Suisse AG.

10.3                                                                        Collateral Agreement dated July 12, 2013 between L. Kellenberger & Co. AG and Credit Suisse AG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: July 18, 2013	By:	/S/ EDWARD J. GAIO
Edward J. Gaio
Vice President and Chief Financial Officer